As filed with the Securities and Exchange Commission on February 10, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S–8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Generac Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-5654756
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Generac Holdings Inc.

S45 W29290 Hwy. 59

Waukesha, Wisconsin 53187

(Address of Principal Executive Offices, Including Zip Code)

Generac Holdings Inc. 2010 Equity Incentive Plan

(Full Title of Plan)

Aaron Jagdfeld

Chief Executive Officer

Generac Holdings Inc.

S45 W29290 Hwy. 59

Waukesha, Wisconsin 53187

(262) 544-4811

(Name and Address, Including Zip Code,

and Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

Matthew D. Bloch, Esq.

David Blittner, Esq.

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
(212) 310-8000 (Phone)

(212) 310-8007 (Fax)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	6,637,835 shares	$13.00	$86,291,855	$6,153

(1)           The securities to be registered are issuable under the Generac Holdings Inc. 2010 Equity Incentive Plan. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)           Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) of the Securities Act.

EXPLANATORY NOTE
PART I
SECTION 10(a) PROSPECTUS
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
Item 4. Description of Securities.
Item 5. Interests of Named Experts and Counsel.
Item 6. Indemnification of Directors and Officers.
Item 7. Exemption from Registration Claimed.
Item 8. Exhibits.
Item 9. Undertakings.
SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-23.1
EX-24.1
EX-24.2
EX-24.3
EX-24.4
EX-24.5
EX-24.6
EX-24.7
EX-24.8

EXPLANATORY NOTE

This registration statement registers shares of common stock, par value $0.01 per share (“Common Stock”), of Generac Holdings Inc. (the “Registrant”) that may be issued and sold under the Generac Holdings Inc. 2010 Equity Incentive Plan (the “Plan”).

PART I

SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of this Registration Statement on Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                    Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission:

•      The Registrant’s prospectus contained in the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-162590), in which there is set forth the Registrant’s audited financial statements for the year ended December 31, 2008;

•      The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-162590), which description is incorporated by reference into the Form 8-A filed with the Securities and Exchange Commission on February 8, 2010, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of further updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.                    Description of Securities.

Not applicable.

Item 5.                    Interests of Named Experts and Counsel.

None.

Item 6.                    Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees)), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

The Registrant’s Bylaws authorize the indemnification of our officers and directors, consistent with Section 145 of the DGCL, as amended, and the By-Laws of Generac Power Systems, Inc., a wholly owned subsidiary of the Registrant, authorize the indemnification of Generac Power Systems, Inc.’s officers and directors, consistent with the Wisconsin Business Corporation Law, as amended. The Registrant and Generac Power Systems, Inc. intend to enter into indemnification agreements with each of their respective directors and executive officers. These agreements, among other things, will, with certain exceptions, require the Registrant and Generac Power Systems, Inc. to indemnify each of its directors and executive officers to the fullest extent permitted by applicable law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer to such company.

Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions or (iv) for any transaction from which a director derived an improper personal benefit.

Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

The Registrant expects to maintain standard policies of insurance that provide coverage (i) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to the Registrant with respect to indemnification payments that it may make to such directors and officers.

Item 7.                  Exemption from Registration Claimed.

Not applicable.

Item 8.                    Exhibits.

Exhibit No.	Description

4.1	Generac Holdings Inc. 2010 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-162590)).

5.1	Legal Opinion of Weil, Gotshal & Manges LLP (filed herewith).

23.1	Consent of Ernst & Young, Independent Registered Public Accounting Firm.

23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit No. 5.1).

24.1	Power of Attorney of Aaron Jagdfeld.

24.2	Power of Attorney of York A. Ragen.

24.3	Power of Attorney of Stephen Murray.

24.4	Power of Attorney of Timothy Walsh.

24.5	Power of Attorney of Stephen V. McKenna.

24.6	Power of Attorney of John D. Bowlin.

24.7	Power of Attorney of Edward A. LeBlanc.

24.8	Power of Attorney of Barry J. Goldstein.

Item 9.                    Undertakings.

(a)   The undersigned Registrant hereby undertakes:

(1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)   to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(a)   provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waukesha, State of Wisconsin, on this 10th day of February, 2010.

GENERAC HOLDINGS INC.

By:	/s/ Aaron Jadfeld
Name:	Aaron Jagdfeld
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as this 10th day of February, 2010.

Signature	Title

/s/ AARON JAGDFELD	Chief Executive Officer and Director
Aaron Jagdfeld

/s/ YORK A. RAGEN	Chief Financial Officer and Chief Accounting Officer
York A. Ragen

/s/ JOHN D. BOWLIN	Director
John D. Bowlin

/s/ BARRY J. GOLDSTEIN	Director
Barry J. Goldstein

/s/ EDWARD A. LEBLANC	Director
Edward A. LeBlanc

/s/ STEPHEN V. MCKENNA	Director
Stephen V. McKenna

/s/ STEPHEN MURRAY	Director
Stephen Murray

/s/ TIMOTHY WALSH	Director
Timothy Walsh

EXHIBIT INDEX

No.	Description

4.1	Generac Holdings Inc. 2010 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-162590)).

5.1	Legal Opinion of Weil, Gotshal & Manges LLP (filed herewith).

23.1	Consent of Ernst & Young, Independent Registered Public Accounting Firm.

23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit No. 5.1).

24.1	Power of Attorney of Aaron Jagdfeld.

24.2	Power of Attorney of York A. Ragen.

24.3	Power of Attorney of Stephen Murray.

24.4	Power of Attorney of Timothy Walsh.

24.5	Power of Attorney of Stephen V. McKenna.

24.6	Power of Attorney of John D. Bowlin.

24.7	Power of Attorney of Edward A. LeBlanc.

24.8	Power of Attorney of Barry J. Goldstein.